                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                      Imaging Technologies Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

        ------------------------------------------------------------------------

                                  [ITEC LETTERHEAD]



December 2, 1998


Dear Stockholder of Imaging Technologies Corporation:

It is a pleasure to send to you the attached notice and proxy materials with regard to the Annual Meeting of Stockholders (the "Annual Meeting") of Imaging Technologies Corporation (the "Company").

The matters to be considered at the Annual Meeting include election of directors, approval of a stock option/stock issuance plan and an employee stock purchase plan and ratification of the selection of the Company's independent auditors.

I hope you will be able to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, however, we request that you sign, date and return the enclosed proxy card as soon as possible.

We are grateful for the confidence you have shown in us.

Sincerely yours,




Brian Bonar

Chief Executive Officer

                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JANUARY 19, 1999



To the Stockholders of
Imaging Technologies Corporation:

          Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Imaging Technologies Corporation, a Delaware corporation ("ITEC" or the "Company"), will be held at the Company's executive offices, 11031 Via Frontera, San Diego, California on Tuesday, January 19, 1999 at 10:00 a.m. Pacific Daylight Savings Time, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

          1. To elect a Board of Directors. Management has nominated the following persons for election at the Annual Meeting: Harry J. Saal, Brian Bonar, A. L. Dubrow, Stephen A. MacDonald, David M. Carver and Warren T. Lazarow;

          2. To approve the Company's 1998 Stock Option/Stock Issuance Plan, pursuant to which 1,000,000 shares of Common Stock will be reserved for issuance over the term of the 1998 Plan;

          3. To approve the Company's 1998 Employee Stock Purchase Plan, pursuant to which 500,000 shares of Common Stock will be reserved for issuance over the term of the Purchase Plan;

          4. To ratify the appointment of Boros & Farrington APC as the Company's independent auditors for fiscal year ending June 30, 1999; and

          5. To transact such other business as may properly come before the Annual Meeting, or any adjournment(s) thereof.

          Only stockholders of record at the close of business on November 30, 1998, are entitled to notice of and to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

          All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Gerry B. Berg,
                                        Secretary
San Diego, California

December 2, 1998


YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                    [IMAGING TECHNOLIOGIES CORPORATION LETTERHEAD]

                                  PROXY STATEMENT

GENERAL

          The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of Imaging Technologies Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on January 19, 1999 (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. (local time) at the Company's executive offices, 11031 Via Frontera, San Diego, California 92127. These proxy solicitation materials were mailed on or about December 2, 1998, to all stockholders entitled to vote at the Annual Meeting.

VOTING

          The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On November 30, 1998, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, ___________ shares of the Company's common stock, par value $0.005 ("Common Stock"), were issued and outstanding. No shares of the Company's preferred stock, par value $0.005, were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on November 30, 1998.

          In voting for directors, each stockholder currently has the right to cumulate his votes and give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares he holds, or to distribute his votes on the same principle among the nominees to be elected in such manner as he may see fit. California corporate law, made applicable to the Company by virtue of Section 2115 of the California Corporations Code, allows a stockholder to cumulate his or her votes with respect to the election of directors if the director nominee has been placed in nomination prior to voting and if any stockholder present at the Annual Meeting has given notice at the Annual Meeting of their intention to cumulate votes. Such notice allows all votes cast in the election to be counted cumulatively. If no such notice if given, no cumulative voting will be used in the election of directors. While the notice of intention to cumulate votes may be presented orally at the Annual Meeting, it is prudent for any stockholder intending to cumulate his or her votes to present a written notice of such intention to the Chairman of the Annual Meeting prior to the beginning of voting, but after all candidates have been placed in nomination. The persons named in the enclosed proxy card may or may not elect to give such notice and vote the shares they represent in such a manner. In addition, non-management proxyholders present at the Annual Meeting may also provide the requisite notice of intention to cumulate votes. Stockholders who wish to cumulate their votes must be present at the Annual Meeting or must give proxies to non-management proxyholders along with a written statement that such non-management proxyholders have the authority to give notice of their intention to cumulate votes. Discretionary authority to cumulate votes is being solicited by the Board of Directors and it is intended that the proxies received by the management proxyholders pursuant to the solicitation will be voted in the manner best designed to cause the election of the maximum number of the Board of Directors' nominees.

          All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

PROXIES

          If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the director proposed by the Board unless the authority to vote for the election of such director is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposals 2, 3 and 4 described in the accompanying Notice and Proxy Statement. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Chief Financial Officer of the Company at the Company's principal executive offices at 11031 Via Frontera, San Diego, California 92127, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

          The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

          Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 annual meeting of stockholders must be received no later than July 19, 1999 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                     MATTERS TO BE CONSIDERED AT ANNUAL MEETING


                        PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

          The persons named below are nominees for director to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Management has selected six nominees, all of whom are currently directors of the Company. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the nominees named below. The proxies received by the proxyholders cannot be voted for more than six directors, and, unless otherwise instructed, the proxyholders will vote such proxies for the nominees named below. The six candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company.

          If, however, any of those named are unable to serve, or for good cause decline to serve at the time of the Annual Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. The Board of Directors is not aware of any circumstances that would render any nominee unavailable for election.

          The following table sets forth certain information regarding the nominees for election as directors.

 NAME                   AGE     SINCE    DIRECTOR TITLE
--------------------   -----  -------- ------------------------------------
 Harry J. Saal          54      1983     Director, Chairman of the Board
 Brian Bonar            51      1995     Director, President and Chief
                                         Executive Officer
 A. L. Dubrow           65      1997     Director
 Stephen A. MacDonald   53      1998     Director
 David M. Carver        51      1998     Director
 Warren T. Lazarow      38      1998     Director



          HARRY J. SAAL has served as a director of the Company since 1983 and became the Company's Chairman of the Board in December 1995. From September 1993 through November 1995, Dr. Saal was President and Chief Executive Officer of Smart Valley, Inc., a company which helped create an electronic community in the San Francisco Bay Area. In addition, from 1986 until 1993, Dr. Saal was the President and a director of Network General Corporation ("Network General"), a company engaged in the design, manufacture and sale of diagnostic systems for local area networks (and related products). Dr. Saal serves as a director of Inprise Corporation and GlobalNet Systems, Ltd.

          BRIAN BONAR has served as a director of the Company since August 1995. From August 1992 through April 1994, Mr. Bonar served as the Company's Director of Technology Sales and from April 1994 through September 1994, as the Company's Vice President, Sales and Marketing. In September 1994, Mr. Bonar became the Company's Executive Vice President Sales, Marketing and Engineering, in July 1997, Mr. Bonar was appointed as the Company's President and Chief Operating Officer and in April 1998, was appointed as its Chief Executive Officer. From 1991 to 1992, Mr. Bonar was Vice President of Worldwide Sales and Marketing for Bezier Systems, Inc., a San Jose, California-based manufacturer and marketer of laser printers. From 1990 to 1991, he was Worldwide Sales Manager for Adaptec, Inc., a San Jose-based laser printer controller developer. From 1988 to 1990, Mr. Bonar was Vice President of Sales and Marketing for Rastek Corporation, a laser printer controller developer located in Huntsville, Alabama. Prior to these positions, Mr. Bonar was employed by IBM, U.K. Ltd. for approximately 17 years.

          A. L. DUBROW has served as a director of the Company since February 1997, at which time he was appointed as the Company's Vice President, Special Projects, a post in which he served until the middle of 1997. In 1996, Mr. Dubrow was involved in the acquisition and restructuring of NewGen Systems, Inc. and served as its President and Chief Executive Officer prior to such acquisition. From 1977 to April 1995, Mr. Dubrow was part of the senior management of BW/IP, an operation acquired from Borg Warner, where Mr. Dubrow served as General Manager from 1977 to 1992 and as Chief Operating Officer until April 1995.

          STEPHEN A. MACDONALD has served as a director of the Company since June 1998. From May 1983 through April 1996, Mr. MacDonald served in various executive management positions with Adobe Systems Incorporated ("Adobe"). As Adobe's first Vice President, he helped Adobe to establish the PostScript-Registered Trademark- page description language as the de facto imaging standard in the printing, publishing, and graphics industries. Mr. MacDonald was the architect for the Adobe Co-Development Program in which the Company is one of only four development partners. From 1995 through April 1996, Mr. MacDonald served as Adobe's Chief Operating Officer. Prior to his service with Adobe, Mr. MacDonald spent 11 years in various sales and marketing management roles at the Hewlett-Packard Company.

          DAVID M. CARVER has served as a director of the Company from June 1998. From November 1995 through December 1997, Mr. Carver served in several key management positions, including Executive Vice President and Chief Operating Officer, of Network General, the $250-million software firm which in December 1997 merged with McAfee Associates to form Network Associates. From March 1994 to October 1995, Mr. Carver worked as an independent consultant for Institutional Venture Partners developing investment strategies for Internet business opportunities. Mr. Carver also spent 20 years with the Hewlett-Packard Company holding numerous management positions in the areas of sales and marketing.

          WARREN T. LAZAROW has served as a director of the Company since June 1998. Since 1994, Mr. Lazarow has been a partner at the law firm of Brobeck, Phleger & Harrison LLP, an international legal firm specializing in emerging growth companies. Mr. Lazarow represents a broad range of technology companies. Mr. Lazarow received his law degree from Brooklyn Law School and his A.B. degree, cum laude, from the Woodrow Wilson School of Public and International Affairs at Princeton University.

BOARD COMMITTEES AND MEETINGS

          The Board of Directors held twelve meetings and acted by unanimous written consent three during the fiscal year ended June 30, 1998 (the "1998 Fiscal Year"). The Board of

Directors has an Audit Committee and a Compensation Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 1998 Fiscal Year.

          The Audit Committee currently consists of three directors, Mr. Dubrow, Mr. Carver and Mr. Lazarow, and is primarily responsible for approving the services performed by the Company's independent auditors and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee held two meetings during the 1998 Fiscal Year.

          The Compensation Committee currently consists of three directors, Dr. Saal, Mr. MacDonald and Mr. Carver, and is primarily responsible for reviewing and approving the Company's general compensation policies and setting compensation levels for the Company's executive officers. The Compensation Committee is also responsible for the administration and award of stock options under the Company's stock option plans, as well as, the award of stock options and warrants issued pursuant to individual stock option and warrant agreements. The Compensation Committee held two meetings and did not act by unanimous written consent during the 1998 Fiscal Year.

DIRECTOR COMPENSATION

          Directors who are not employees of the Company or one of its subsidiaries receive meeting fees for each Board of Directors meeting or Board of Directors committee meeting attended. The per meeting fee is $4,500 plus travel expenses for Dr. Saal and is $2,500 plus travel expenses for Messrs. MacDonald, Carver and Lazarow. No fees were paid in the 1998 Fiscal Year and as of such fiscal year end, $63,000 of unpaid meeting fees were accrued and unpaid to Dr. Saal and $5,000 of unpaid meeting fees were accrued and unpaid to each of Messrs. MacDonald, Carver and Lazarow.

RECOMMENDATION OF THE BOARD OF DIRECTORS

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

          PROPOSAL 2 -- APPROVAL OF 1998 STOCK OPTION/STOCK ISSUANCE PLAN

          The Company's stockholders are being asked to approve the 1998 Stock Option/Stock Issuance Plan (the "1998 Plan"), pursuant to which 1,000,000 shares of Common Stock will be reserved for issuance. The Board of Directors has authorized the implementation of the 1998 Plan as a comprehensive equity incentive program to attract and retain the services of those persons essential to the Company's growth and financial success. The 1998 Plan became effective upon adoption by the Board on October 26, 1998, subject to stockholder approval at the Annual Meeting.

          At the Company's 1996 annual meeting of stockholders, the Company's stockholders approved the implementation of the 1997 Stock Option Plan pursuant to which 1,000,000 shares of Common Stock were available for issuance; however, that plan has not been implemented and upon approval of this proposal, the 1997 Stock Option Plan will be terminated.

          The following is a summary of the principal features of the 1998 Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1998 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in San Diego, California.

EQUITY INCENTIVE PROGRAMS

          The 1998 Plan contains three separate equity incentive programs: (i) a Discretionary Option Grant Program, (ii) an Automatic Option Grant Program and
(iii) a Stock Issuance Program. The principal features of these programs are described below. The 1998 Plan (other than the Automatic Option Grant Program) will be administered by the Compensation Committee of the Board. This committee (the "Plan Administrator") will have complete discretion (subject to the provisions of the 1998 Plan) to authorize option grants and direct stock issuances under the 1998 Plan. However, all grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made thereunder.

SHARE RESERVE

          1,000,000 shares of Common Stock have been reserved for issuance over the ten year term of the 1998 Plan. In no event may any one participant in the 1998 Plan be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 500,000 shares in the aggregate over the term of the 1998 Plan.

          In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and to each participant) under the 1998 Plan and to the securities and exercise price under each outstanding option.

ELIGIBILITY

          Officers and other employees of the Company and its parent or subsidiaries (whether now existing or subsequently established), non-employee members of the Board and the board of directors of its parent or subsidiaries and consultants and independent advisors of the Company and its parent and subsidiaries will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board will also be eligible to participate in the Automatic Option Grant Program.

          As of October 26, 1998, approximately 6 executive officers, 120 other employees and 5 non-employee Board members were eligible to participate in the 1998 Plan, and 5 non-employee Board members were eligible to participate in the Automatic Option Grant Program.

VALUATION

          The fair market value per share of Common Stock on any relevant date under the 1998 Plan will be the closing selling price per share on that date on the Nasdaq Small-Cap Market. On October 26, 1998, the closing selling price per share was $1.56.

                         DISCRETIONARY OPTION GRANT PROGRAM

          Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of ten years.

          Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent such option is exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

          The Plan Administrator is authorized to issue stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program which provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

          The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

                           AUTOMATIC OPTION GRANT PROGRAM

          Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member on or after the date of this Annual Meeting, will automatically be granted at that time an option grant for 40,000 shares of Common Stock, provided such individual has not previously been in the Company's employ. In addition, on the date of each Annual Stockholders Meeting, beginning with the Annual Meeting, each individual who is to continue to serve as a non-employee Board member after such meeting will automatically be granted an option to purchase 10,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six months. There will be no limit on the number of such 10,000 share options which any one non-employee Board member may receive over the period of Board service, and non-employee Board members who have previously served in the Company's employ will be eligible for one or more 10,000 share option grants.

          Each option will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten years measured from the option grant date.

          Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service. Each initial option grant will vest (and the Company's repurchase rights will lapse) in four equal annual installments over the optionee's period of Board service, with the first such installment to vest upon the completion of one year of Board service measured from the option grant date. Each annual option grant will vest (and the Company's repurchase rights will lapse) upon the completion of one year of Board service measured from the option grant date.

          The shares subject to each automatic option grant will immediately vest upon the optionee's death or permanent disability or an acquisition of the Company (whether by merger, asset sale or sale of stock by the stockholders) or a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members). In addition, upon the successful completion of a hostile take-over, each automatic option grant which has been outstanding for at least six months may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

                               STOCK ISSUANCE PROGRAM

          Shares may be sold under the Stock Issuance Program at a price per share not less than the fair market value per share of Common Stock, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services or upon attainment of specified performance goals.

          The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the
attainment of performance goals.   The Plan Administrator will, however, have
the discretionary authority at any time to accelerate the vesting of any unvested shares.

                                 GENERAL PROVISIONS

ACCELERATION

          In the event of an acquisition of the Company, whether by merger or asset sale or a sale by the stockholders of more than 50% of the total combined voting power of the Company recommended by the Board, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or otherwise continued will automatically accelerate in full, and all unvested shares under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. The Plan Administrator will have the authority under the Discretionary Option Grant Program to provide that the shares subject to options granted under that program will automatically vest (i) upon an acquisition of the Company, whether or not those options are assumed or continued, (ii) a hostile change in control of the Company effected through a successful tender offer for more than 50% of the Company's outstanding voting stock or by proxy contest for the election of Board members or (iii) in the event the individual's service is terminated, whether involuntarily or through a resignation for good reason, within a designated period (not to exceed eighteen (18) months) following an acquisition in which those options are assumed or otherwise continued in effect or a hostile change in control. The vesting of outstanding shares under the Stock Issuance Program may be accelerated upon similar terms and conditions.

          The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

FINANCIAL ASSISTANCE

          The Plan Administrator may permit one or more participants to pay the exercise price of outstanding options or the purchase price of shares under the 1998 Plan by delivering a promissory note payable in installments. The Plan Administrator will determine the terms of any such promissory note. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares.

SPECIAL TAX ELECTION

          The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

AMENDMENT AND TERMINATION

          The Board may amend or modify the 1998 Plan in any or all respects whatsoever subject to any required stockholder approval. The Board may terminate the 1998 Plan at any time, and the 1998 Plan will in all events terminate on October 25, 2008.

STOCK AWARDS

          No options have been granted under the 1998 Plan.

                          FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

          Options granted under the 1998 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

          INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories:
(i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

          If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

          NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

          If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under
Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

          The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS

          An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which the ordinary income is recognized by the optionee.

DIRECT STOCK ISSUANCE

          The tax principles applicable to direct stock issuances under the 1998 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

                                ACCOUNTING TREATMENT

          Option grants or stock issuances to employees at 100% of fair market value will not result in any charge to the Company's earnings. Under the new FASB release, footnote disclosure will be required as to the impact the outstanding options under the 1998 Plan would have upon the Company's reported earnings were those options appropriately valued as compensation expense. Option grants or stock issuances to consultants will result in a charge to the Company's earnings. The number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

          Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings.

                                STOCKHOLDER APPROVAL

          The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1998 Annual Meeting is required for approval of the 1998 Plan. Should such stockholder approval not be obtained, then the 1998 Plan will terminate and all options previously granted under the 1998 Plan will terminate without becoming exercisable for any of the shares of Common Stock subject to those options and no further option grants or stock issuances will be made under the 1998 Plan. The Company's 1997 Stock Option Plan will, however, continue to remain in effect, and option grants may be made pursuant to the provisions of that plan until the available reserve of Common Stock under such plan is issued.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 1998 PLAN. THE BOARD BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY TO IMPLEMENT A COMPREHENSIVE EQUITY INCENTIVE PROGRAM FOR THE COMPANY WHICH WILL PROVIDE A MEANINGFUL OPPORTUNITY FOR OFFICERS, EMPLOYEES AND NON-EMPLOYEE BOARD MEMBERS TO ACQUIRE A SUBSTANTIAL PROPRIETARY INTEREST IN THE ENTERPRISE AND THEREBY ENCOURAGE SUCH INDIVIDUALS TO REMAIN IN THE COMPANY'S SERVICE AND MORE CLOSELY ALIGN THEIR INTERESTS WITH THOSE OF THE STOCKHOLDERS.

            PROPOSAL 3 -- APPROVAL OF 1998 EMPLOYEE STOCK PURCHASE PLAN

          The Company's stockholders are also being asked to approve the 1998 Employee Stock Purchase Plan (the "Purchase Plan"), pursuant to which 500,000 shares of Common Stock will be reserved for issuance.

          The Purchase Plan is intended to provide eligible employees of the Company and its participating affiliates with the opportunity to acquire a propriety interest in the Company through participation in a payroll-deduction based employee stock purchase plan designed to operate in compliance with Section 423 of the Internal Revenue Code. The Purchase Plan was adopted by the Board of Directors on October 26, 1998 and will become effective on February 1, 1999 (the "Effective Date"), provided the Purchase Plan is approved by the stockholders at the Annual Meeting.

          At the 1996 Annual Stockholders Meeting, the stockholders approved the 1997 Stock Purchase Plan which is similar to the Purchase Plan and under which 500,000 shares of Common Stock were reserved for issuance. However, the 1997 Stock Purchase Plan was never implemented and that plan will be terminated upon approval of the Purchase Plan at the Annual Meeting.

          The following is a summary of the principal features of the Purchase Plan. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Secretary at the Company's principal executive offices in San Diego, California.

SHARE RESERVE

          500,000 shares of Common Stock have been reserved for issuance over the ten-year term of the Purchase Plan.

          In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the Purchase Plan, (ii) the maximum number and class of securities purchasable per participant on any one purchase date, (iii) the maximum aggregate number and class of securities purchasable by all participants on any one purchase date and
(iv) the class and maximum number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

ADMINISTRATION

          The Purchase Plan will be administered by the Compensation Committee of the Board of Directors. Such committee, as Plan Administrator, will have full authority to adopt such rules and procedures as it may deem necessary for proper plan administration and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration will be paid by the Company without charge to participants.

OFFERING PERIODS

          Under the Purchase Plan, shares will be issued through a series of successive offering periods, each of a maximum duration of twenty-four (24) months determined by the Plan Administrator prior to the start date. The first offering period will run from February 1, 1999 to the last business day in January 2001. The next offering period is scheduled to commence on the first business day in February 2001. Each offering period will be comprised of up to four (4) six (6)-month purchase periods. During the first offering period, purchase periods will run from the first business day in February to the last business day in July each year and from the first business day in August each year to the last business day in January of the following year.

          If the fair market value per share of Common Stock on the last day of any purchase period within an offering is less than the fair market value per share on the first day of that offering period, then that offering period will terminate immediately following the purchase of shares for that purchase period and a new offering period will commence on the next business day immediately following the purchase date.

          Each participant will be granted a separate right to purchase shares of Common Stock for each offering period in which he or she participates. The purchase right will be granted on the participant's entry date into the offering period and will be automatically exercised on the last business day of each purchase period in that offering period. Each purchase right entitles the participant to purchase the whole number of shares of Common Stock obtained by dividing the participant's payroll deductions for the purchase period by the purchase price in effect for such period.

ELIGIBILITY

          Any individual who customarily works for more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Company or any participating affiliate will be eligible to participate in the Purchase Plan. An individual who is an eligible employee at the start of any offering period may join that offering period at that time or on the start date
of any purchase period within that offering period.   An individual who first
becomes an eligible employee after such start date may join the offering period on the start date of any subsequent purchase period within that offering period on which he or she is an eligible employee.

          Participating affiliates include any parent or subsidiary corporations of the Company, whether now existing or hereafter organized, which elect, with the approval of the Plan Administrator, to extend the benefits of the Purchase Plan to their eligible employees.

          As of October 26, 1998, approximately 126 employees, including 6 executive officers, were eligible to participate in the Purchase Plan.

PAYROLL DEDUCTIONS

          Each participant may authorize period payroll deductions in any multiple of one percent (1%) of his or her cash earnings, up to a maximum of ten percent (10%).

PURCHASE PRICE

          The purchase price per share at which Common Stock will be purchased on the participant's behalf on each purchase date will be equal to eighty-five percent (85%) of the LOWER of (i) the fair market value per share of Common Stock on the participant's entry date into the offering period during which the purchase date occurs or (ii) the fair market value per share of Common Stock on that purchase date.

PURCHASE PROVISIONS

          On the last business day of each purchase period, the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares of Common Stock at the purchase price in effect for the participant for that purchase period. However, no participant may, on any one purchase date, purchase more than 1,000 shares of Common Stock, subject to periodic adjustments in the event of certain changes in the Company's capitalization. In addition, no more than an aggregate of 125,000 shares of Common Stock may be purchased on behalf of all participants on any one purchase date.

VALUATION

          The fair market value per share of Common Stock on any relevant date will be the closing selling price per share on such date on the Nasdaq Small-Cap Market. On October 26, 1998, the fair market value per share of Common Stock was $1.56 per share.

SPECIAL LIMITATIONS

          The Purchase Plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following limitations:

          (i) No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company of any of its affiliates.

          (ii) No purchase right granted to a participant may permit such individual to purchase Common Stock at a rate greater than $25,000 worth of such Common Stock (valued at the time such purchase right is granted) for each calendar year the purchase right remains outstanding at any time.

          (iii) No participant may purchase more than 1,000 shares of Common Stock on any one purchase date.

          (iv) No more than 125,000 shares of Common Stock may be purchased on behalf of all participants on any one purchase date.

TERMINATION OF PURCHASE RIGHTS

          The purchase right will immediately terminate upon the participant's loss of eligible employee status and all payroll deductions collected for the purchase period in which the purchase right terminates will be refunded. The purchase right will also terminate upon a participant's affirmative withdrawal from the purchase period; the payroll deductions collected for the purchase period in which the purchase right terminates by reason of such withdrawal may, at the participant's election, be immediately refunded or applied to the purchase of Common Stock at the end of that purchase period.

STOCKHOLDER RIGHTS

          No participant will have any stockholder rights with respect to the shares of Common Stock covered by his or her purchase right until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

ASSIGNABILITY

          No purchase right will be assignable or transferable other than in connection with the participant's death and will be exercisable only by the participant during his or her lifetime.

ACQUISITION

          Should the Company be acquired by merger or asset sale during an offering period, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be 85% of the LOWER of (i) the fair market value per share of Common Stock on the participant's entry date into the offering period during which the acquisition occurs or (ii) the fair market value per share of Common Stock immediately prior to such acquisition.

AMENDMENT AND TERMINATION

          The Purchase Plan will terminate upon the earliest to occur of (i) January 31, 2009, (ii) the date on which all available shares are issued or
(iii) the date on which all outstanding purchase rights are exercised in connection with an acquisition of the Company.

          The Board of Directors may at any time alter, suspend or discontinue the Purchase Plan. However, the Board of Directors may not, without stockholder approval, (i) materially increase the number of shares issuable under the Purchase Plan or the maximum aggregate number of purchasable shares on any one purchase date except in connection with certain changes in the Company's capital structure, (ii) alter the purchase price formula so as to reduce the purchase price, (iii) materially increase the benefits accruing to participants or (iv) materially modify the requirements for eligibility to participate in the Purchase Plan.

                                   PLAN BENEFITS

          No purchase rights have been granted and no shares have been purchased under the Purchase Plan.

                              FEDERAL TAX CONSEQUENCES

          The Purchase Plan is intended to be an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, in connection with the grant or the exercise of an outstanding purchase right. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

          If the participant sells or otherwise disposes of the purchased shares within two (2) years after the start date of the offering period in which such shares were acquired or within one (1) one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

          If the participant sells or disposes of the purchased shares more than two (2) years after the start date of the offering period in which such shares were acquired and more than one (1) one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the start date of that offering period, and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

          If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on the start date of the offering period in which those shares were acquired will constitute ordinary income in the year of death.

                                ACCOUNTING TREATMENT

          Under current accounting rules, the issuance of Common Stock under the Purchase Plan will not result in a compensation expense chargeable against the Company's reported earnings. However, the Company must disclose, in pro-forma statements to the Company's financial statements, the impact the purchase rights granted under the Purchase Plan would have upon the Company's reported earnings were the value of those purchase rights treated as compensation expense.

                                STOCKHOLDER APPROVAL

          The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the Purchase Plan. Should such stockholder approval not be obtained, then the Purchase Plan will not be implemented, and no purchase rights will be granted and no stock issuances will be made under the Purchase Plan. However, the Company's 1997 Stock Purchase Plan will not terminate and may be implemented by the Company to remain in effect until the available share reserve under such plan is issued.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PURCHASE PLAN. THE BOARD BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY TO IMPLEMENT A PROGRAM OF STOCK OWNERSHIP FOR THE COMPANY'S EMPLOYEES IN ORDER TO PROVIDE THEM WITH A MEANINGFUL OPPORTUNITY TO ACQUIRE A SUBSTANTIAL PROPRIETARY INTEREST IN THE COMPANY AND THEREBY ENCOURAGE SUCH INDIVIDUALS TO REMAIN IN THE COMPANY'S SERVICE AND MORE CLOSELY ALIGN THEIR INTERESTS WITH THOSE OF THE STOCKHOLDERS.

                 PROPOSAL 4 -- RATIFICATION OF INDEPENDENT AUDITORS

          The Board of Directors has appointed the firm of Boros & Farrington APC, independent public auditors for the Company during the 1998 Fiscal Year, to serve in the same capacity for the year ending June 30, 1999, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Boros & Farrington APC.

          In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

          A representative of Boros & Farrington APC is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF BOROS & FARRINGTON APC TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1999.

                                   OTHER MATTERS

          The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                              OWNERSHIP OF SECURITIES

          The following table sets forth certain information known to the Company with respect to the beneficial ownership of Common Stock as of October 26, 1998, by (i) all persons who are beneficial owners of five percent (5%) or more of the Common Stock, (ii) each director and nominee for director, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation and Other Information section of this Proxy Statement and (iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.





                                                                                             PERCENTAGE
                                                                             SHARES          OF SHARES
                                                                          BENEFICIALLY      BENEFICIALLY
 BENEFICIAL OWNER                                                             OWNED            OWNED (1)
---------------------------------------------------------------------    --------------     ------------
 Harry J. Saal (2)...................................................       2,510,759          16.7%

 Entities deemed to be affiliated with MCM Partners LP (3)...........       1,639,057          12.3%
      One Embarcadero Center
      San Francisco, CA 94111

 American Industries, Inc. (4).......................................       1,225,000           9.1%
      1750 N.W. Front Avenue, Suite 106
      Portland, OR 97209

 Edward W. Savarese (5)..............................................       277,600             2.1%

 A.L. Dubrow (6).....................................................       245,014             1.8%

 Brian Bonar (7).....................................................       214,464             1.6%

 Stephen A. MacDonald (8)............................................         5,000               *

 David M. Carter (8).................................................         5,000               *

 Warren T. Lazarow (8)...............................................         5,000               *

 All current directors and executive officers as a group
     (11 persons) (9)...............................................      3,329,087            21.4%


--------------
*  Less than one percent of the outstanding Common Stock

(1) Percentage of ownership is based on 13,301,178 shares of Common Stock outstanding on October 26, 1998. Shares of Common Stock subject to stock options which are currently exercisable or will become exercisable within 60 days after October 26, 1998 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

(2) Includes 1,779,832 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after October 26, 1998.

(3) MCM Partners LP consists of a group comprised of, as of July 31, 1998, Ellison C. Morgan, MCM Partners, L.P., Ellison C. Morgan Revocable Trust, 2030 Investors LLC, 2030 401K and Ellison Carl Morgan (collectively, the "MCM Group"). Includes 100,000 shares purchased by Ellison C. Morgan on September 17, 1998, and 1,539,057 shares over which MCM Partners

     LP reported that it had shared (with certain members of the MCM Group) voting and dispositive power pursuant to a Schedule 13D/A dated July 31, 1998, filed with the Securities and Exchange Commission.

(4) Pursuant to a Schedule 13D/A dated October 6, 1998 filed with the Securities and Exchange Commission, American Industries, Inc. has reported that it had sole voting and dispositive power over all 1,035,000 shares. Includes 190,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after the October 26, 1998.

(5) Includes 137,500 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after October 26, 1998.

(6) Includes 20,612 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after October 26, 1998.

(7) Includes 206,458 shares issuable upon exercise of options and warrants that are currently exercisable or will become exercisable within 60 days after October 26, 1998.

(8) Represents 5,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after October 26, 1998.

(9) Includes 2,282,527 shares issuable upon exercise of options and warrants that are currently exercisable or will become exercisable within 60 days after October 26, 1998.

                                 EXECUTIVE OFFICERS

          The executive officers of the Company as of September 30, 1998 are as follows:

             NAME                AGE                     POSITION
-----------------------------   -------  -------------------------------
 Brian Bonar.................     51      President, Chief Executive Office and
                                          Director

 Michael K. Clemens..........     51      Senior Vice President and Chief
                                          Financial Officer

 Gerry Berg..................     52      Senior Vice President of Worldwide
                                          Business Development

 Joseph J. Pfeuffer..........     53      Senior Vice President of Engineering

 Frank Leonardi..............     53      Senior Vice President of Worldwide
                                          Sales and Marketing

 Christopher W. McKee........     50      Vice President of Finance and
                                          Administration


          BRIAN BONAR has been nominated to serve as a director of the Company. See "Election of Directors" for a discussion of Mr. Bonar's business experience.

          MICHAEL K. CLEMENS has served as Senior Vice President and Chief Financial Officer of the Company since August 1998. Prior to joining the Company, Mr. Clemens served in various capacities, including Chief Financial Officer, Senior Vice President and Treasurer at SyQuest Technology, Inc. from July 1996 through August 1998. From April 1994 to July 1996, Mr. Clemens served as the Vice President--Treasurer of MTI Technology, a computer storage company and from May 1993 to April 1994, Mr. Clemens served as a consultant to private businesses in the high tech industry. Mr. Clemens served as the Chief Financial Officer of Bluebird Systems, a privately held software and distribution company from April 1992 to April 1993.

          GERRY BERG has served as Senior Vice President of Worldwide Business Development of the Company since August 1998. From February 1998 to August 1998, Mr. Berg served as the Company's Vice President of Operations and acting Chief Financial Officer. From August 1995 to January 1998, Mr. Berg served as a financial consultant with a variety of companies. From September 1988 to August 1995, Mr. Berg served as the Company's Chief Financial Officer and as a member of the Company's Board of Directors from 1989 to 1995. Mr. Berg is a Certified Public Accountant and has a B.A. degree from Walsh College.

          JOSEPH J. PFEUFFER has served as Senior Vice President of
Engineering of the Company since February 1998. Prior to joining the Company, Mr. Pfeuffer was a Director of Engineering with Adobe Systems, Inc. during
1996 and 1997 where he was responsible for Postscript-Registration Mark-controller development. From 1990 to 1996 Mr. Pfeuffer was a Director of Engineering with Output Technology responsible for electronic and software engineering. Mr. Pfeuffer holds a B.S. degree from Stevens Institute of Technology and a Masters of Business Administration from Washington University.

          FRANK LEONARDI has served as Senior Vice President of Worldwide Sales and Marketing of the Company since September 1998. Prior to joining the Company, Mr. Leonardi served as an independent consultant for over five years providing sales management consulting for various domestic and international markets for numerous companies. Mr. Leonardi holds a B.S. degree from Iona College.

          CHRISTOPHER W. MCKEE has served as Vice President of Finance and Operations of the Company since August 1998. Prior to joining the Company, Mr. McKee spent 23 years with Flowserve Corporation and its predecessor company, BW/IP, Inc., in various financial management positions, including most recently as its Director of Information Technology and Baan Implementation. Mr. McKee holds a masters in business administration from Pepperdine University.

                    EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

          The following table provides certain summary information concerning the compensation earned by each of the Company's Chief Executive Officers for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended June 30, 1996, 1997 and 1998. None of the Company's other executive officers were paid a salary and bonus for the 1998 Fiscal Year in excess of $100,000. The listed individuals shall be hereinafter referred to as the "Named Officers.

                             SUMMARY COMPENSATION TABLE


                                                                                                      LONG TERM
                                                                                                     COMPENSATION
                                                                                                     -------------
                                                                 ANNUAL              COMPENSATION       AWARDS
                                                        -----------------------   -----------------  -------------
                                                                                        OTHER                              OTHER
                                               FISCAL                                   ANNUAL           OPTIONS/         COMPEN-
         NAME AND PRINCIPAL POSITION            YEAR       SALARY       BONUS        COMPENSATION        SARS (#)       SATION (4)
--------------------------------------------  -------   ---------    ----------   -----------------  -------------     -----------
 *Brian Bonar...............................  1998      $ 235,243    $      --    $        --             450,000         $    --
      Director, President and Chief           1997        173,391           --             --             150,000              --
      Executive Officer                       1996        155,648           --          12,009 (1)        750,000              --

 *Edward W. Savarese........................  1998        270,000       85,000         210,973 (2)        300,000              --
      Director and Chief                      1997        255,000           --          38,235            150,000              --
      Executive Officer                       1996        246,792           --          72,850 (3)      1,675,000           4,710


---------------

* Dr. Savarese resigned as the Chief Executive Officer of the Company on April 1, 1998, and as director of the Company as of June 15, 1998.
     Mr. Bonar was appointed as Chief Executive Officer of the Company on April 1, 1998.


(1) This amount includes $12,009 of accrued but unpaid vacation due to Mr. Bonar that was converted into unregistered shares of Common Stock.

(2) This amount includes $75,000, which represents the compensation deemed paid to Dr. Savarese upon exercise of certain warrants to purchase 75,000 shares of Common Stock, and $56,362 for accrued vacation benefits that were paid to Dr. Savarese.

(3) This amount includes $42,500 for accrued vacation benefits and $30,350 of accrued but unpaid compensation due to Dr. Savarese that was converted into unregistered shares of Common Stock.

(4) This amount represents the total insurance premiums paid for term life insurance for the benefit of Dr. Savarese for fiscal 1996. For fiscal
          1997, the policy was converted to a whole life policy.

                       OPTION/SAR GRANTS IN LAST FISCAL YEAR

          The following table provides information on options/SARs granted in the 1998 Fiscal Year to the Named Officers.




                                                                                                             POTENTIAL REALIZABLE
                                                                                                               VALUE AT ASSUMED
                                NUMBER OF       PERCENT OF TOTAL                                             ANNUAL RATES OF STOCK
                                SECURITIES        OPTIONS/SARS         EXERCISE                            PRICE APPRECIATION FOR
                                UNDERLYING         GRANTED TO          OR BASE                                   OPTION TERM
                               OPTIONS/SARS       EMPLOYEES IN          PRICE                             -------------------------
            NAME             GRANTED (#) (1)      FISCAL YEAR         ($/SHARE)       EXPIRATION DATE        5% ($)     10% ($)
--------------------------  ------------------  -----------------  ---------------  -------------------   ------------ ------------


 Brian Bonar                      200,000              12.78%            $ 4.00       January 30, 2008     $503,116    $1,274,994

 Brian Bonar                      250,000              15.98%              3.00          April 1, 2008      471,671     1,195,307

 Edward W. Savarese*              300,000              19.17%              4.00       January 30, 2008      754,674     1,912,491



---------------
* Dr. Savarese resigned as the Chief Executive Officer of the Company on April 1, 1998, and as a director of the Company as of June 15, 1998.

(1)  Warrants become exercisable monthly over 48 months from date of grant.

               AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION/SAR VALUES

          The following table provides information on option exercises in fiscal year 1998 by the Named Officers and the value of such Named Officers' unexercised options at June 30, 1998. Warrants to purchase Common Stock are included as options. No stock appreciation rights were exercised by the Named Officers during the 1998 Fiscal Year, and no stock appreciation rights were held by them at the end of the 1998 Fiscal Year.





                                 SHARES                              NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                              ACQUIRED ON          VALUE            UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS/SARS
            NAME              EXERCISE (#)      REALIZED ($)      OPTIONS/SARS AT FY-END (#)         AT FISCAL YEAR END ($) (1)
----------------------------------------------------------------------------------------------------------------------------------
                                                                 EXERCISABLE     UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
                                                               -------------------------------------------------------------------
Brian Bonar                  40,000             $216,250        131,458          513,542            $143,047        $205,078

Edward W. Savarese*          75,000              119,550         81,250          368,750                  --              --


---------------

 * Dr. Savarese resigned as the Chief Executive Officer of the Company on April 1, 1998, and as a director of the Company as of June 15, 1998.

(1) At the 1998 Fiscal Year end, the average of the bid and asked price of the Common Stock on that date as quoted by the NASD Electronic Bulletin Board was $3.88.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

          The Company entered into an employment agreement with Dr. Savarese as of July 1, 1990 which was amended in 1994, 1997 and 1998, calling for employment through June 30, 2002. Minimum salaries under the amended agreement commencing July 1, 1998 are $188,750.

          The Company also entered into an employment agreement with Mr. Bonar, effective September 1, 1994, and amended April 1, 1998, calling for employment through June 30, 1999, at an annual base salary of $250,000 plus incentive bonus.

          These employment agreements provide that, in the event of termination without cause, whether or not occurring in the aftermath of a change in corporate control, the Company shall pay the executive, within 72 hours after his termination, his entire salary for the remainder of the entire term, and shall also continue his fringe benefits for the remainder of the entire term.

          In the event of the executive's death or permanent disability, his salary shall continue during the entire term, and his stock options shall be exercisable until two years after his death or permanent disability.

          The executive shall be entitled to severance pay equal to one-half of his fiscal 1999 annual salary if his employment terminates upon the scheduled expiration of the employment agreement, or if he is terminated without cause within six months before the scheduled expiration of the employment agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The Compensation Committee of the Company's Board of Directors currently consists of Dr. Saal, Mr. MacDonald and Mr. Carver. None of these individuals was an officer or employee of the Company at any time during the 1998 Fiscal Year or at any other time.

          No current executive officer of the Company has ever served as a member of the Board of Directors or Compensation Committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to the Company's executive officers under the Company's stock option plan.

          The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

          GENERAL COMPENSATION POLICY. The Compensation Committee's policy is to provide the Company's executive officers with compensation opportunities which are based upon their personal performance, the financial performance of the Company and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of annual performance goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company's financial performance and stock price appreciation rather than base salary.

          FACTORS. The principal factors that were taken into account in establishing each executive officer's compensation package for the 1998 Fiscal Year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

          BASE SALARY. In setting base salaries, the Compensation Committee attempted to keep the base salaries of the Company's officers at a level around the median range of the salaries of officers in comparable companies. The Compensation Committee also considered each individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer's base salary is adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Company's performance and profitability may also be a factor in determining the base salaries of executive officers.

          ANNUAL INCENTIVES. The annual incentive bonus for the Company's executive officers is based on a percentage of his base pay but is adjusted to reflect the actual financial performance of each executive officer and the achievement of Company goals during the year. Based on these criteria, only Dr. Savarese received a bonus in the 1998 Fiscal Year.

          LONG-TERM INCENTIVES. Generally, stock option grants or other forms of stock-based incentive awards are made annually by the Compensation Committee to each of the Company's executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option becomes exercisable in a series of installments over a 4-year period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.

          The size of the option grant to each executive officer, including the Chief Executive Officer, is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

          CEO COMPENSATION. In setting the total compensation payable to the two individuals that served as the Company's Chief Executive Officer during the 1998 Fiscal Year, the Compensation Committee sought to make their compensation competitive with the compensation paid to the chief executive officers of companies of similar size, in comparable industries, while at the same time assuring that a significant percentage of compensation was tied to Company performance and stock price appreciation.

          For the 1998 Fiscal Year, the Compensation Committee believes that Dr. Savarese's and Mr. Bonar's base salaries ($270,000 and $235,243, respectively) were approximately at the median of the base salary levels of other chief executive officers at comparable companies.

          The remaining components of Dr. Savarese's and Mr. Bonar's 1998 Fiscal Year compensation, however, were primarily dependent upon corporate performance. Dr. Savarese was eligible for a cash bonus for the 1998 Fiscal Year conditioned on the Company's attainment of business plan objectives. A $85,000 bonus was paid to him for the 1998 Fiscal Year because the Company attained certain of these objectives. Mr. Bonar was not eligible for a cash bonus for the 1998 Fiscal Year in his role as Chief Executive Officer because he served in that position for only approximately one month during the 1998 Fiscal Year. The Compensation Committee granted stock-based incentive awards to Dr. Savarese and Mr. Bonar in the 1998 Fiscal Year in order to provide them with an equity incentive to continue contributing to the financial success of the Company. Dr. Savarese's incentive awards totaled 300,000 shares and Mr. Bonar's incentive awards totaled 450,000 shares during the 1998 Fiscal Year. These incentive awards will have value for Dr. Savarese and Mr. Bonar only if the market price of the underlying shares appreciates over the market price in effect on the date the grant was made.

          COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the 1998 Fiscal Year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for the 1998 Fiscal Year will exceed that limit.
 Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

          It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance wand the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

          Submitted by the Compensation Committee of the Company's Board of Directors.

STOCK PERFORMANCE GRAPH

          The graph depicted below shows a comparison of cumulative total stockholder returns for the Company, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer & Data Processing Index.

                                                CUMULATIVE TOTAL RETURN
                                     ------------------------------------------------
                                       6/94       6/95      6/96      6/97     6/98
IMAGING TECHNOLOGIES CORPORATION      100.00      33.93     403.57    198.66   138.39
NASDAQ STOCK MARKET (U.S.)            100.00     133.50     171.39    208.36   274.93
NASDAQ COMPUTER & DATA PROCESSING     100.00     163.26     216.84    273.73   414.38






---------------

(1)       The graph covers the period from July 1, 1993 to June 30, 1998.

(2) The graph assumes that $100 was invested in the Company on July 1, 1993, in the Common Stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on the Common Stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

          Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

                                CERTAIN TRANSACTIONS

          Irwin Roth, a former director of the Company, receives compensation as a consultant to the Company on corporate matters under an agreement expiring in June 2002. These consulting fees amounted to $120,000 in fiscal 1998.
Effective July 1, 1998, the annual consulting fee under the agreement was reduced to $55,583. During fiscal 1998, as consideration for services provided relating to the private placement of the Series C Preferred Stock, this former director received commissions and expense reimbursement totaling $200,000 of which $100,000 was paid in cash and $100,000 was used to exercise warrants for 100,000 shares at a price of $1.00 per share.

          During calendar year 1995, Dr. Edwin Savarese, a former director and the former Chief Executive Officer of the Company, loaned to the Company an aggregate of $100,000 under a convertible note with interest at the rate of 7% per year. In May 1998, the note was converted into 64,516 shares of Common Stock. Dr. Savarese was also a director of Color Solutions, Inc., which was acquired by the Company in November 1997 through the issuance of Common Stock. In connection with the acquisition, Dr. Savarese received 40,000 shares of Common Stock.

          In June 1998, Dr. Harry Saal, a director of the Company, loaned $1,000,000 to the Company under a 10% note payable on demand at any time on or after December 31, 1998. The note is convertible into Common Stock at anytime at Dr. Saal's option at the lesser of $2.36 per share or 85% of the volume weighted trade price of Common Stock on the date of conversion.

          In September 1998, Dr. Saal, American Industries, Inc. and Ellison
C. Morgan, both owners (either individually or as part of a group) of more than 5% of the Company's outstanding Common Stock, provided the Company with funding totaling $4,375,000. In exchange, the Company issued 500,000 shares of its Common Stock at a price of $2.50 per share and subordinated promissory notes in the amount of $3,125,000. American Industries purchased 400,000 shares of Common Stock and Mr. Morgan purchased 100,000 shares of Common Stock. All of the notes bear interest at 16% per year. A portion of the notes, $675,000 mature in two years and are convertible, at the option of each investor, at any time into shares of Common Stock at $2.025 per share (subject to adjustment under certain circumstances). American Industries purchased $437,500 of the convertible notes and Mr. Morgan purchased $237,500 of the convertible notes. The remaining notes, $2,450,000, mature in one year and are not convertible. Dr. Saal purchased $1,500,000 of the non-convertible notes and American Industries purchased $950,000 of the non-convertible notes. The Company also issued three-year warrants to the investors as part of the financing. The warrants authorize the purchase of 490,000 shares of Common Stock at an exercise price of $2.025 per share. Dr. Saal received 300,000 of the warrants and American Industries received 190,000 of the warrants. All of the investors are parties to a Registration Rights Agreement that grants certain registrations rights with respect to the shares of Common Stock purchased in the financing and issuable upon exercise of the warrants.

          In January 1996, the Company sold to Dr. Saal for $500,000 five-year warrants to purchase 2,000,000 shares of its Common Stock at the rate of $5.00 per share. The warrant contained certain anti-dilution provisions should the Company issue equity instruments at less than 50% of the exercise price. As a result of subsequent financings, the exercise price of this warrant has been reduced as a result of this provision. In June and December 1996, Dr. Saal exercised warrants to purchase 666,667 and 18,000 shares, respectively.

                         COMPLIANCE WITH SECTION 16(a) OF
                        THE SECURITIES EXCHANGE ACT OF 1934

          The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of
Section 16(a) reports which the Company received from such persons for their 1998 Fiscal Year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1998 Fiscal Year, the Company believes that all reporting requirements under
Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and greater than ten percent beneficial owners except as set forth below.

          Mr. Bonar did not timely file a Form 4 with the Securities and Exchange Commission with respect to one transaction. In addition, each of Messrs. MacDonald, Carver, Lazarow and Berg did not timely file a Form 3 with the Securities and Exchange Commission. In addition, each of Messrs. MacDonald, Carver, Lazarow and Berg did not timely file a Form 3 with the Securities and Exchange Commission.

                                   ANNUAL REPORT

A copy of the Annual Report of the Company for the 1998 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                                     FORM 10-K

          The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on or about October 13, 1998. Stockholders may obtain a copy of this report, without charge, by writing to Michael K. Clemens, Chief Financial Officer of the Company, at the Company's principal executive offices located at 11031 Via Frontera, San Diego, California 92127.

                              THE BOARD OF DIRECTORS OF

                              IMAGING TECHNOLOGIES CORPORATION

Dated:  December 2, 1998

                         IMAGING TECHNOLOGIES CORPORATION
                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Brian Bonar and Michael K. Clemens jointly and severally, as proxies, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Imaging Technologies Corporation to be held on Tuesday, January 19, 1999, or at any postponements or adjournments thereof, as specified below, and to vote in his or her discretion on such other business as may properly come before the Annual Meeting and any adjournments thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4

1.  ELECTION OF DIRECTORS:

    Nominees:  Harry J. Saal, Brian Bonar, A. L. Dubrow, Stephen A. MacDonald,
               David. M. Carver and Warren T. Lazarow

    / /  VOTE FOR ALL NOMINEES ABOVE        / / VOTE WITHHELD FROM ALL NOMINEES
         (EXCEPT AS WITHHELD IN THE
         SPACE BELOW)

    Instruction: To withhold authority to vote for any individual nominee, check the box "Vote FOR" and write the nominee's name on the line below.


--------------------------------------------------------------------------------

2.  APPROVAL OF 1998 STOCK OPTION/STOCK ISSUANCE PLAN:

         Approval of the 1998 Stock Option/Stock Issuance Plan, pursuant to which 1,000,000 shares of Common Stock will be reserved for issuance over the term of such plan.

               / /  VOTE FOR       / /  VOTE AGAINST     / /  ABSTAIN

3.  APPROVAL OF 1998 EMPLOYEE STOCK PURCHASE PLAN:

         Approval of the 1998 Employee Stock Purchase Plan, pursuant to which 500,000 shares of Common Stock will be reserved for issuance over the term of such plan.

               / /  VOTE FOR       / /  VOTE AGAINST     / /  ABSTAIN

4.  RATIFICATION OF ACCOUNTANTS:

         Ratification and approval of the selection of Boros & Farrington APC as independent auditors for the fiscal year ending June 30, 1999.

               / /  VOTE FOR       / /  VOTE AGAINST     / /  ABSTAIN


                       (PLEASE SIGN AND DATE ON REVERSE SIDE)

     UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN BELOW, NO BOXES NEED BE CHECKED.


                                           DATED:                      , 19
                                                  ---------------------    ---


                                       -----------------------------------
                                           SIGNATURE OF STOCKHOLDER


                                       -----------------------------------
                                           PRINTED NAME OF STOCKHOLDER


                                       -----------------------------------
                                           TITLE (IF APPROPRIATE)


                                            PLEASE SIGN EXACTLY AS NAME
                                            APPEARS HEREON. IF SIGNING AS
                                            ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                            TRUSTEE OR GUARDIAN, PLEASE GIVE
                                            FULL TITLE AS SUCH, AND, IF SIGNING
                                            FOR A CORPORATION, GIVE YOUR TITLE.
                                            WHEN SHARES ARE IN THE NAMES OF
                                            MORE THAN ONE PERSON, EACH SHOULD
                                            SIGN.


                      CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.  / /

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                           IMAGING TECHNOLOGIES CORPORATION
                                     [LETTERHEAD]